Exhibit 4.6

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 21, 2016 by and among Playa Resorts Holding B.V., a besloten vennootschap met beperkte aanspra kelijkheid incorporated under the laws of the Netherlands (the “Company”), the entities named as Guarantors on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of August 9, 2013 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of August 13, 2013 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of February 26, 2014 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of May 11, 2015 (the “Third Supplemental Indenture”) and the Fourth Supplemental Indenture, dated as of October 4, 2016 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”) providing for the issuance of the Company’s 8.000% Senior Notes due 2020 (the “Notes”);

WHEREAS, Section 9.02 of the Base Indenture provides that, except as otherwise provided in Section 9.02, the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, as determined in accordance with the Indenture (the “Requisite Consents”), subject to certain other conditions, and the Company, the Guarantors and the Trustee may enter into a supplemental indenture for the purpose of amending the Indenture;

WHEREAS, the Company has delivered to the Holders a Consent Solicitation Statement and the accompanying Solicitation of Consent (collectively, the “Consent Solicitation”) in which it solicited consents of the Holders of the Notes to certain amendments to the Indenture (the “Proposed Amendments”), which amendments require the Requisite Consents as a condition to their effectiveness;

WHEREAS, the Company has received the Requisite Consents to effect the Proposed Amendments to the Indenture;

WHEREAS, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to Section 9.02 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Company hereby requests that the Trustee join with the Company and the Guarantors in the execution of this Supplemental Indenture and the Company has filed with the Trustee evidence that the Company has obtained the Requisite Consents, and has furnished the Trustee with an Officers’ Certificate, an Opinion of Counsel and Board Resolutions

recorded in writing and the resolutions contained therein authorizing the execution of and approving this Supplemental Indenture and the establishment of a record date with respect to the Consent Solicitation; and

WHEREAS, all covenants, conditions and requirements necessary for the execution and delivery of this Supplemental Indenture have been done and performed, and the execution and delivery hereof has been in all respects authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.    Defined Terms. Capitalized terms not otherwise defined herein have the meanings set forth in the Base Indenture. The words “herein,” “hereof’ and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.    Change of Control Amendments. The Indenture is hereby amended as follows:

a.	Section 1.01 of the Base Indenture is hereby amended by inserting the following new definition in alphabetical order:

“‘Pace Transaction’ means the indirect acquisition of the Company by Porto Holdco B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Holdco”) through, among other things, the merger of Parent Entity, the holder of all of the issued and outstanding shares of the Company, with and into Holdco with Holdco being the surviving company in such merger and the holder of all of the issued and outstanding shares of the Company, pursuant to the Transaction Agreement, dated as of December 13, 2016, as the same may be amended from time to time, by and among Parent Entity, Pace Holdings Corp., Holdco and New Pace Holdings Corp., a Cayman Islands exempted company, together with the other transactions contemplated thereby.”

b.	The first paragraph of Section 4.17(a) of the Base Indenture is hereby amended by adding the following sentence at the end of such paragraph: “Notwithstanding the foregoing and any other provision of this Indenture or the Notes, this Section 4.17 shall not apply to a Change of Control resulting from the Pace Transaction.”

3.    Effectiveness; Operativeness. This Supplemental Indenture shall become effective and binding upon the Company, the Guarantors, the Trustee and the Holders of the Notes immediately upon the execution and delivery of this Supplemental Indenture; provided, however, that this Supplemental Indenture shall only become operative immediately preceding the effective time of the merger (the “Merger”) of Playa Hotels &

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Resorts B.V., a Dutch private limited liability company (a besloten vennootschap met beperkte aansprakelijkheid) (“Parent”) with and into Porto Holdco B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Holdco”) pursuant to the terms of that Transaction Agreement dated December 13, 2016 among Parent, Pace Holdings Corp., a Cayman Islands exempted company, Holdco, and New Pace Holdings Corp., a Cayman Islands exempted company. If the Merger does not occur on or prior to May 30, 2017, this Supplemental Indenture will not become operative. The Company will deliver a written notice to the Trustee promptly upon the Supplemental Indenture becoming operative and, until receipt of such written notice, the Trustee may conclusively presume that the Supplemental Indenture is not operative.

4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any provision in the Notes that is inconsistent with this Supplemental Indenture shall be deemed superseded.

5.    No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, agent or holder of any Equity Interests in the Company or of any Guarantor or any direct or indirect parent corporation of the Company, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by having accepted a Note waives and releases all such liability. The waiver and release were part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

6.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE). BY THE EXECUTION AND DELIVERY OF THIS SUPPLEMENTAL INDENTURE, EACH OF THE COMPANY AND THE GUARANTORS SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT SITTING, IN EACH CASE, IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, THE UNITED STATES OF AMERICA IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES.

7.    Severability. In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable in any jurisdiction, in any respect for any reason, the validity, legality and enforceability of any such provision in every other jurisdiction and in every other respect, and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

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8.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or email (in PDF format or otherwise) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

9.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

10.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture or for or in respect of the statements or recitals contained herein, all of which statements and recitals are made solely by the Company and the Guarantors and the Trustee assumes no responsibility for their correctness.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PLAYA RESORTS HOLDING B.V.

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

PLAYA H&R HOLDINGS B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

HOTEL GRAN PORTO REAL B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

HOTEL ROYAL CANCUN B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

HOTEL GRAN CARIBE REAL B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

[Signature Page to the Fifth Supplemental Indenture]

HOTEL ROYAL PLAYA DEL CARMEN B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

PLAYA RIVIERA MAYA B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

PLAYA CABOS B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

PLAYA ROMANA B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

[Signature Page to the Fifth Supplemental Indenture]

PLAYA PUNTA CANA HOLDING B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

PLAYA GRAN, S. DE R.L. DE C.V.

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

GRAN DESING & FACTORY, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

DESARROLLOS GCR, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

INMOBILARIA Y PROYECTOS TRPLAYA, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

PLAYA RMAYA ONE, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

[Signature Page to the Fifth Supplemental Indenture]

PLAYA CABOS BAJA, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

PLAYA ROMANA MAR B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Managing Director A

PLAYA CANA B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

INVERSIONES VILAZUL S.A.S.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Sole President-Administrator

PLAYA HALL JAMAICAN RESORT LIMITED
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Sole Director

[Signature Page to the Fifth Supplemental Indenture]

HOTEL CAPRI CARIBE, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

CAMERON DEL CARIBE, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

CAMERON DEL PACIFICO, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

BD REAL RESORTS, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

ROSE HALL JAMAICA RESORT B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

[Signature Page to the Fifth Supplemental Indenture]

IC SALES, LLC
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Sole Manager

PERFECT TOURS N.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Sole Managing Director

HOTEL GRAN CARIBE REAL, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

[Signature Page to the Fifth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to the Fifth Supplemental Indenture]